UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plan

On September 3, 2015, as part of a review of the management compensation arrangements of Cyalume Technologies Holdings, Inc. (the “Company”), the board of directors (the “Board”) of the Company, based on the recommendation of the compensation committee of the Board, approved a bonus plan (the “Bonus Plan”) pursuant to which certain employees of the Company, including Zivi Nedivi (Chief Executive Officer), Dale Baker (Chief Operating Officer) and Michael Bielonko (Chief Financial Officer), as well as the three members of the Board who are not affiliated with a substantial stockholder of the Company (Yaron Eitan, John G. Meyer, Jr. and Thomas G. Rebar) are entitled to participate. Pursuant to the terms of the Bonus Plan, each of the participants would be entitled to receive a cash bonus (each, a “Bonus Payment”) in the event that a change of control transaction involving the Company occurs (a “Transaction”), subject to such participant’s continued employment (or service as a member of the Board) through the date of consummation of a Transaction, if any (or termination of such participant’s employment without cause prior thereto). The amount of the Bonus Payment payable to each of Mr. Nedivi and Mr. Baker would be $400,000, the amount payable to Mr. Bielonko would be $200,000, and the amount payable to each of the three participating non-management directors would be $100,000. The amount of the Bonus Payments that would be payable to Mr. Nedivi, Mr. Baker and Mr. Bielonko are subject to potential increase based on the enterprise value of a potential Transaction.

Amendment to Zivi Nedivi Employment Agreement

Also on September 3, 2015, the Company, Cyalume Technologies, Inc., a wholly-owned subsidiary of the Company (“CTI”), and Zivi Nedivi entered into a first amendment to employment agreement (the “Amendment”), which amends the Employment Agreement, dated as of February 1, 2015, among the Company, CTI and Mr. Nedivi (the “Employment Agreement”). The Amendment revises the termination pay provisions of the Employment Agreement to provide that, in the event Mr. Nedivi’s employment under the Employment Agreement is terminated by CTI without “Cause” or by non-renewal, or by Mr. Nedivi for “Good Reason” (each as defined in the Employment Agreement), in addition to the amounts accrued to him, Mr. Nedivi would be entitled to receive continued payment of his base salary then in effect for a one year period (increased from six months under the original Employment Agreement), subject to Mr. Nedivi signing a release of claims in favor of the Company and its affiliates.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibits 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit No.	Description
10.1	First Amendment to Employment Agreement between Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc. and Zivi Nedivi, entered into as of September 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

	By	/s/ Michael Bielonko
	Name:	Michael Bielonko
	Title:	Chief Financial Officer

Date: September 8, 2015

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Employment Agreement between Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc. and Zivi Nedivi, entered into as of September 3, 2015.

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